Exhibit 23(b)

                           CONSENT OF INDEPENDENT

                        CERTIFIED PUBLIC ACCOUNTANTS

Hemagen Diagnostics, Inc.
Waltham, MA

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 31, 1996, relating to the financial statements of Reagents Applications, Inc., for the years ended December 31, 1995 and 1994.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                       BDO SEIDMAN, LLP



Boston, Massachusetts
October 31, 1996